UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 9, 2011

AISystems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 University Ave Suite 910 Toronto, Canada M5J 2H7
(Address of principal executive offices) (Zip Code)

(416) 367-2544
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2011, Airline Intelligence Systems (“AISystems” or the “Company”) announced the appointment of ‘Sunny’ Hemant Gosain to the Company’s advisory board.

Currently, Mr. Gosain is the Executive Vice President and Chief Product Officer of inContact, overseeing the Research and Development and Product Management of the inContact platform. Prior to his position with inContact, Mr. Gosain served as the Executive Vice President and Chief Technology Officer at ERP solution provider Compiere (acquired by Consona), where he led a global multi-site organization responsible for cloud product strategy, R&D and customer services. Prior to Compiere, Mr. Gosain was a senior executive at Oracle, where he managed a large global organization and oversaw all aspects of product development, support and strategy.

Mr. Gosain holds a Bachelor degree in electrical engineering from University of Delhi and an MBA from University of Arkansas. A frequent speaker in leading industry events, Mr. Gosain holds several technology patents and he serves on the advisory board of two technology-based start-up companies and is also the founder and board member at Ambivo, Inc. a cloud based media collaboration suite company.

There are no transactions between Mr. Gosain and AISystems that are reportable under Item 404(a) of Regulation S-K.

Additionally, on September 9, 2011, the Company also announced the appointment of David Haines to the position of Vice President Corporate Development.

Mr. Haines has extensive experience in the technology sector, as a Principle at Perc Technical Services Inc. and as a senior Sales and Marketing executive for several technology firms including Geac Canada Ltd., EDM Canada Ltd and Teletech Holdings, Inc.   He has served as Vice President of Strategic Alliances for Jato Communications Inc. where he was responsible for strategic equity and partnerships, as General Manager of Colocation Services Development for 360 Networks Inc., and as Vice President Corporate Development for Allied Riser Corporation where he provided strategic advisory services in relation to divestitures and corporate restructuring strategies.

There are no transactions between Mr. Haines and AISystems that are reportable under Item 404(a) of Regulation S-K.

Mr. Haines will report to Mr. Stephen C. Johnston, the Company’s President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: September 12, 2011	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer